PRESS RELEASE July 23, 2014	For Immediate Release Contact: Tom Skiba Chief Financial Officer email: tskiba@sajan.com phone: 715-426-9505

Sajan, Inc. Announces Record Revenue for Second Quarter

Revenue increases 18 percent over prior year period

RIVER FALLS, Wis., July 23, 2014- Sajan, Inc. (SAJA), a leading provider of global language services and translation management system technology, today reported financial results for the quarter and six months ended June 30, 2014.

Highlights for the second quarter include the following:

•	Revenues grew to a record $7,240,000 compared to $6,133,000 in the second quarter of 2013, an increase of 18%. This was the Company’s sixth consecutive quarter of double digit revenue growth.
•	Revenue came in above the range of $6,800,000 to $7,100,000 previously announced in a press release on June 17, 2014.
•	Gross margin in the second quarter was 40% compared to 39% in the second quarter of 2013 and 36% in the first quarter of 2014.
•	Net income was $184,000 compared to $147,000 in the second quarter of 2013, an increase of 25%.
•	Adjusted EBITDA was $522,000 compared to $435,000 in the second quarter of 2013, an increase of 20%. See the section entitled “Non-GAAP Financial Measures” below for a reconciliation of Adjusted EBITDA to Net Income.

The record revenue is a result of continued expansion of the Company’s customer base. The improved gross margin and net income are a direct result of leveraging the project coordinators and operating personnel added in the first quarter of 2014 to support revenue growth from customers attained in late 2013. The results for the quarter also reflect continued investment in research and development as Sajan further accelerates enhancements to Transplicity, the Company’s proprietary industry-leading translation management system technology.

Revenues for the six months ended June 30, 2014 were $13,394,000 compared to $11,657,000 in the same period of 2013, an increase of 15%. Net loss for the first six months of 2014 was $216,000 compared to net income of $163,000 in the same period in 2013. Adjusted EBITDA was $470,000 in the first six months of 2014 compared to $731,000 in the same period of 2013.

“I am very pleased with our record revenue in the second quarter and our sixth consecutive quarter of double digit revenue growth”, said Sajan CEO, Shannon Zimmerman. “In the first quarter of the year we anticipated that we would need additional operating personnel to support our expected revenue growth. These additional resources paid off for us in the second quarter as they greatly contributed to the quarter’s record revenue and improved profitability. Our relentless focus on improvement and innovation for our customers is helping us to grow consistently. We are also continuing to expend research and development efforts in Transplicity, which is used by our client and operations staff and represents a key differentiator for Sajan in our quest for greater growth”.

Non-GAAP Financial Measures – Adjusted EBITDA

	Three months ended June 30,		Six months ended June 30,
EBITDA	2014	2013	2014	2013
Net income (loss)	$184	$147	$(216)	$163
Interest expense	21	27	44	56
Income taxes	14	6	34	19
Depreciation and amortization	238	204	479	393
Stock-based compensation	65	51	129	100
Adjusted EBITDA	$522	$435	$470	$731

We calculate Adjusted EBITDA by taking net income (loss) calculated in accordance with GAAP, and adding interest expense, income taxes, depreciation and amortization, and stock-based compensation. We believe that this non-GAAP measure of financial results provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. Our management uses this non-GAAP measure to compare our performance to that of prior periods for trend analyses and for budgeting and planning purposes. This measure is also used in financial reports prepared for management and our board of directors. We believe that the use of this non-GAAP financial measure provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other companies, many of which present similar non-GAAP financial measures to investors.

Our management does not consider this non-GAAP measure in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of this non-GAAP financial measure is that it excludes significant expenses and income that are required by GAAP to be recorded in our consolidated financial statements. In addition, it is subject to inherent limitations as it reflects the exercise of judgments by management about which expenses and income are excluded or included in determining this non-GAAP financial measure. In order to compensate for these limitations, management presents this non-GAAP financial measure in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures and not to rely on any single financial measure to evaluate our business.

Conference Call Details

The Company's investors will have the opportunity to listen to management's discussion of its business operations, financial results and growth strategies on a conference call at 10:30 a.m. (Central time) on July 23, 2014. The Company invites all those interested to join the call by dialing 1-888-469-1336 and entering access code 7540313.  For those who cannot listen to the live broadcast, a replay will be available shortly after the call and until 11:59 p.m. CT on July 30, 2014 by dialing 1-800-308-7855.

About Sajan

Sajan is a leading provider of global language translation and localization services, helping clients around the world expand seamlessly into any global market. The foundation of Sajan’s solution is its industry-leading language translation management system technology, Sajan Transplicity, which provides process automation and innovative multilingual content reuse to ensure schedule predictability, higher quality and cost efficiencies for its clients. By working closely with its clients, Sajan’s experienced team of localization professionals develops tailored solutions that lend flexibility to any large or small business that truly desires to “think globally but act locally.” Based in the United States, Sajan also has offices in Ireland, Spain and Singapore. Visit Sajan online at www.sajan.com.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for certain forward-looking statements. The Company's Annual Report on Form 10-K, its Quarterly Report on Form 10-Q and other filings with the Securities and Exchange Commission, the Company's press releases and oral statements made with the approval of an authorized executive officer, contain forward-looking statements that reflect the Company's current views with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated. The words "aim," "believe," "expect," "anticipate," "intend," "estimate" and other expressions that indicate future events and trends identify forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to those set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission on March 21, 2014, under the heading "Item 1A. Risk Factors" and its other filings with the Securities and Exchange Commission.  The Company does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Sajan, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

Amounts in thousands except per share data

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Revenues	$7,240	$6,133	$13,394	$11,657
Operating Costs:
Cost of revenues (exclusive of depreciation and amortization)	4,331	3,743	8,270	7,156
Sales and marketing	863	839	1637	1,585
Research and development	372	214	832	385
General and administrative	1,213	949	2,311	1,897
Depreciation and amortization	238	204	479	393
Income (loss) from Operations	223	184	(135)	241
Other expense	25	31	47	59
Income (loss) before income taxes	198	153	(182)	182
Income tax expense	14	6	34	19
Net income (loss)	$184	$147	$(216)	$163
Income (loss) per common share – basic	$0.05	$0.04	$(0.05)	$0.04
Income (loss) per common share – diluted	$0.04	$0.04	$(0.05)	$0.04
Weighted average shares outstanding – basic	4,067	4,067	4,067	4,067
Weighted average shares outstanding – diluted	4,170	4,077	4,067	4,077

Sajan, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Amounts in thousands

	June 30, 2014	December 31, 2013
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$1,578	$1,364
Accounts receivable, net of allowance	4,753	3,810
Unbilled services	1,013	1,197
Other current assets	555	431
Total current assets	7,899	6,802
Property and equipment, net	858	1,000
Other assets, net	888	856
Total Assets	$9,645	$8,658
Liabilities and Stockholders' Equity
Current liabilities
Accounts payables	$3,193	$2,555
Other current liabilities	3,288	2,762
Total current liabilities	6,481	5,317
Long-term liabilities	763	843
Total liabilities	7,244	6,160
Stockholders' equity	2,401	2,498
Total Liabilities and Stockholders' Equity	$9,645	$8,658